UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 6, 2020

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2020, Firouzeh Sarhangi retired as chief financial officer, treasurer and corporate secretary of Corning Natural Gas Holding Corporation (“Corning”). Ms. Sarhangi had served as our CFO since 2006.

On July 6, 2020, Charles Lenns joined Corning as vice president, chief financial officer and corporate secretary. Mr. Lenns, age 67, began his professional career in the tax practice of Ernst & Young, and served clients in the firm’s power and utilities tax and M&A practice. He was a partner with E&Y from 1989 until his retirement in 2012. Mr. Lenns then served as vice president — tax for Consolidated Edison Inc. from September 2012 until his retirement in December 2018. Following his retirement from Consolidated Edison, he provided accounting consulting services through Lenns Consulting Group, LLC until he joined Corning. Mr. Lenns is a graduate of the University of Scranton, where he currently teaches in the business school. He holds a law degree from Duquesne University Law School and is a certified public accountant.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated July 13, 2020 captioned “Corning Natural Gas Holding Corporation Appoints New Chief Financial Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Charles Lenns

Vice President and Chief Financial Officer

Dated: July 13, 2020

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 99.1 Press Release dated July 13, 2020 captioned “Corning Natural Gas Holding Corporation Appoints New Chief Financial Officer”